Exhibit 10.2

                                     SECOND
                                   REPLACEMENT
                              RENEWAL AND EXTENSION
                                 PROMISSORY NOTE



$2,782,900.59                                          Oklahoma City, Oklahoma
February 14, 2005


      For value received, the undersigned, The Beard Company, an Oklahoma corporation (the "Maker"), agrees to all of the terms of this Promissory Note (this "Note") and promises to pay to the order of William M. Beard and Lu Beard as Trustees of the William M. Beard and Lu Beard 1988 Charitable Unitrust (individually and collectively called the "Holder"), at Enterprise Plaza, Suite 320, 5600 N. May, Oklahoma City, Oklahoma 73112, or at such other place as may be designated in writing by the Holder of this Note, the principal sum of Two Million Seven Hundred Eighty-Two Thousand Nine Hundred and 59/100ths Dollars ($2,782,900.59) plus all interest accruing thereon. This Note will be payable as follows:

      Prior to Default the unpaid principal balance of this Note will bear interest at the rate of ten percent (10%) (the "Applicable Rate"). Interest will commence to accrue on the unpaid principal balance of this Note on the date hereof and thereafter until this Note is paid in full. Interest will be computed for the actual number of days elapsed at a per diem charge based on a year consisting of three hundred sixty (360) days. All payments will be applied first to any accrued interest on this Note and the remainder to the principal balance of the Note. The outstanding principal balance plus unpaid accrued interest are due and payable on April 1, 2008.

      Except as otherwise defined herein, all terms defined in the Restated and Amended Letter Loan Agreement dated March 3, 2006, between the Maker and the Holder (the "Loan Agreement") will have the same meanings as therein, and the Holder recognizes that it is subject to all of the provisions set forth in the third paragraph of the Amendment to Restated and Amended Letter Loan Agreement dated June 25, 2004 (the "6/25/04 Amendment"). Both principal and interest owing pursuant to the terms of this Note are payable in the lawful currency of the United States of America and in immediately available funds. All payments made on this Note will be applied to this Note when received by the Holder hereof in collected funds. Any sum not paid when due will bear interest at the rate equal to the Applicable Rate plus five percent (5.0%) and will be paid at the time of, and as a condition precedent to, the curing of any Event of Default. During the existence of any Event of Default, the Holder of this Note may apply payments received on any amount due hereunder or under the terms of any instrument hereafter evidencing or securing said indebtedness as the Holder may determine.

                                                           /s/HMJ
                                                          ----------------------
                                                               Page 1 of 3 Pages


      The Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Holder's rights hereunder, the Maker will pay to the Holder all reasonable attorney's fees and all expenses incurred by the Holder in connection therewith.

      THIS NOTE IS GIVEN BY THE MAKER AND ACCEPTED BY THE HOLDER PURSUANT TO A LENDING TRANSACTION CONTRACTED, CONSUMMATED, AND TO BE PERFORMED IN OKLAHOMA CITY, OKLAHOMA COUNTY, OKLAHOMA, AND THIS NOTE SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF OKLAHOMA. In the event of any Event of Default, the Holder may request, and the Maker agrees to furnish to the Holder, agreeable collateral and such security agreements as the Maker may reasonably require to secure the indebtedness.

      This Note is issued subject to the terms of the Loan Agreement and the 6/25/04 Amendment (collectively, the "Loan Agreements"). On the breach of any provision of this Note, or any provision of the Loan Agreements at the option of the Holder, the entire unpaid indebtedness evidenced by this Note will become due, payable and collectible then or thereafter as the Holder may elect, regardless of the date of maturity of this Note. Notice of the exercise of such option is hereby expressly waived. Failure by the Holder to exercise such option will not constitute a waiver of the right to exercise the same in the event of any subsequent default.

      The failure of the Holder to exercise any of the remedies or options set forth in this Note, or in any instrument securing payment hereof, upon the occurrence of one or more Events of Default, shall not constitute a waiver of the right to exercise the same or any other remedy at any subsequent time in respect to the same or any other Event of Default. The acceptance by the Holder of any payment which is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing remedies or options at that time or any subsequent time, or nullify any prior exercise of such remedy or option, without the express consent of the Holder.

      Time is of the essence of each obligation of the Maker hereunder.

      The makers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest, demand and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, the modification (whether one or more) of payment hereof, release or substitution of all or part of the security for the payment hereof or release of any party liable for payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder.

      The Maker has the right to prepay this Note in whole or in part at any time and from time to time without premium or penalty, but with accrued interest to the date of the prepayment on the amount prepaid.

                                                       /s/HMJ
                                                       ------------------------
                                                              Page 2 of 3 Pages


      The Maker waives presentment for payment, protest and notice of nonpayment.

      IN WITNESS WHEREOF, the Maker has executed this instrument effective on the date first above written.


ATTEST:                                 THE BEARD COMPANY

        /s/ Rebecca G. Voth                         /s/ Herb Mee, Jr.
---------------------------             -----------------------------------
    Rebecca G. Voth, Secretary                     Herb Mee, Jr., President

                                                   /s/HMJ
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